Exhibit 32 (a)

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northland Cable Properties Eight Limited Partnership (the “Partnership”) on Form 10-K for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Gary Jones, Chief Executive Officer of Northland Communications Corporation, the General Partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1)	The Form 10-K fully complies with the requirements of Section 13 (a) or (15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)); and

(2)	The information contained in the Form 10-K fairly presents in all material respects, the financial condition and results of operations of the Partnership.

Date: 3-10-16

/S/ GARY S. JONES

Gary S. Jones

Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Northland Cable Properties Eight Limited Partnership and will be retained by Northland Cable Properties Eight Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.